Nationwide Transportation Products, Inc.


                     VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT ("Agreement") is made as of May 1, 1997, between and among Delia O'Donnell, an individual; Alan Anderson, an individual; Brian P. O'Donnell, an individual; Lisa Bernet, an individual; Arthur Haesche, an individual; David Huscher, an individual; Gerald Zoarski, an individual; Richelle Lambert, an individual; William Palumbo, an individual; Bruce's Truck Stops, a []; Joyce Mitstifer, an individual; Douglas Pratt, an individual; Deanna O'Donnell, an individual; C & B Investments, a []; James T. Underwood, an individual; Roland McKenzie, an individual; Ray Pratt, an individual; Mark Leone, an individual; Robert Candee, an individual; Thomas P. Underwood, an individual; [] DeMarsilis, an individual; Florence Bush, an individual; Kathy V. Caruthers, an individual; and Blanche Brown, an individual ("Certificate Holders") who, upon issuance, desire to become the owners of shares of stock of Nationwide Transportation Products, Inc. ("Corporation"), and Delia O'Donnell ("Trustee").

                            RECITALS

     A. The Trustee is the founder of Corporation and Certificate Holders desire to acquire shares of stock in Corporation.

     B. The Trustee and Certificate Holders believe it to be in the best interests of Corporation for its stock to be held by a diverse group of persons and entities.

     C. However, Certificate Holders wish management and control of Corporation to be centralized during the initial phase of the business of Corporation, so that the Corporation will not be hampered or otherwise negatively impacted by the breadth of stock ownership.

     D. Subject to their right to terminate this Agreement as provided herein, the Certificate Holders desire to grant the Trustee the maximum amount of control and autonomy possible in voting the shares governed hereby.

                            AGREEMENT

     1. ISSUANCE OF VOTING TRUST CERTIFICATES. Upon issuance of common stock by Corporation, Trustee shall subscribe for the purchase of One Thousand, two hundred and fifty (1,250) shares thereof, and shall cause the shares to be held in the name of Trustee on the Corporation's books. Trustee shall so subscribe for the number of shares of common stock shown opposite the respective names of Certificate Holders, below. Upon issuance of such common stock, Trustee shall issue and deliver to each of the Certificate Holders a voting trust certificate, in the form shown in Exhibit A to this Agreement, for the number of shares transferred to the Trustees on account and for the benefit of the respective Certificate Holder. The Trustee shall hold the shares transferred to her in trust, subject to the terms of this Agreement.

     2. ACCRUALS TO THE ACCOUNT OF CERTIFICATE HOLDERS. The Trustee shall also hold in trust, and subject to the terms of this Agreement, any and all other stock which is received on account of, or as a replacement for the shares held under this Agreement. The interest herein of each of the Certificate Holders shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from: (i) a subdivision or consolidation of shares; (ii) the payment of a stock dividend; and (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. In connection with a merger or other restructuring of the Corporation, the Trustee may tender the stock governed hereby, and upon receipt of shares of stock or other consideration in exchange therefor, administer such replacement stock pursuant to the terms hereof. Provided, that all dividends, cash sale proceeds or other cash shall be immediately distributed to Certificate Holders according to their interest herein.

     3.   TRUSTEES' POWERS AND DUTIES.

          (a) VOTING OF SHARES. During the existence of this trust, the Trustee shall have the sole and exclusive right to vote all shares issued to her pursuant to the terms hereof, in person or by proxy, at all shareholder meetings and in all proceedings in which the vote or consent of shareholders may be required or authorized, and shall have all the rights, privileges, and powers of shareholders except as otherwise provided in this Agreement.
This right is expressly intended to extend to all matters of any character whatsoever on which a shareholder vote or approval is permitted or required by the Certificate of Incorporation or bylaws of Corporation, or as a matter of law, or which is otherwise submitted to the shareholders for approval. The
Trustee shall exercise such voting rights as she determines in the sound exercise of her discretion.

          (b) NUMBER OF TRUSTEES. The number of Trustees under this Agreement shall be one (1).

          (c) OTHER TRUSTEE ACTIVITIES. The Trustee may also be a party to this Agreement as a share owner holding voting trust certificates. Additionally, she may serve the Corporation as an officer or director or in any other capacity, and may receive compensation from the Corporation for such services.

          (d) SCOPE OF TRUSTEE AUTHORITY. The Trustee is expressly authorized to vote the shares of stock governed by this Agreement in connection with any and all matters for which approval of outstanding shares is required, including without limitation fundamental changes to the Corporation. The Trustee is hereby granted the sole and exclusive right to vote such stock, by, on behalf of and in lieu of Certificate Holders in connection with the sale or other transfer of all or substantially all of Corporation's assets other than in the ordinary course of business, mergers or reorganizations of Corporation, or the voluntary dissolution of Corporation. The Certificate Holders desire that the authority of the Trustee to vote the stock granted herein be interpreted as broadly as possible.

          (e) REPLACEMENT OR REMOVAL OF TRUSTEE. In case of a Trustee's death, resignation, or inability to act, the owners of two thirds of the shares subject to this Agreement shall elect a successor Trustee to act under this Agreement. Any Trustee may be removed from office by the affirmative vote of the owners of two thirds of the shares subject to this Agreement.

          (f) COMPENSATION. The Trustee shall receive no compensation for her services except for reimbursement, by the certificate holders, of expenses incurred in the administration of her duties.

          (g) TRUSTEE'S LIABILITY. The Trustee shall not be liable for any error of judgment or mistake of fact or law, or for any act or omission made in good faith in connection with their powers and duties under this Agreement, except for the Trustee's own willful misconduct or gross negligence. The Trustee shall not be liable in acting on any notice, consent, certificate, instruction, or other paper or document or signature believed by them to be genuine and to have been signed by the proper party or parties. The Trustee may consult with legal counsel, and any of her acts or omissions made in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the parties to this Agreement.

     4.   TERMINATION.  This Agreement shall terminate five
(5) years after the date of this Agreement or on any later date to which the term is extended, as provided below, without notice by or to, or action on the part of, the Trustee or the Certificate Holders. This Agreement may be terminated at an earlier date by the vote or written consent of Certificate Holders representing two thirds (2/3) of the shares subject to this Agreement, upon ten (10) days' written notice to the Trustee. As soon as practicable after termination of this Agreement, the Trustee shall re-deliver share certificates representing the appropriate number of shares, properly endorsed for transfer, to the respective Certificate Holders of record, and the Certificate Holders shall surrender to the Trustee their voting trust certificates properly endorsed, together with payment of sums sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificates. If any Certificate Holder refuses to surrender voting trust certificates in exchange for shares, or cannot be located, the Trustees may deliver the share certificates due that Certificate Holder to any bank or trust company in California for the benefit of the person or persons entitled thereto, and thereupon shall be fully discharged with respect to those share certificates.

     5. EXTENSION OF AGREEMENT. The terms of this Agreement, as prescribed in Paragraph 4, may be extended from the original termination date of this Agreement or from the termination date as last extended in accordance with this paragraph, provided that within two years before the date as originally fixed or as last extended, one or more Certificate Holders, by written agreement, and with the Trustees' written consent, may extend the term of this Agreement with respect to their shares for an additional term. In the event of extension, duplicate copies of this Agreement and of the extension agreement shall be filed with the secretary of the Corporation and shall be open for inspection on the same conditions as the Corporation's record of shareholders.

     6. WITHDRAWAL OF SHARES. If otherwise permissible by law (accounting for any restriction on transfer otherwise applicable to such shares, if any), any Certificate Holder may withdraw his or her shares from this Agreement at any time upon giving the Trustee ninety (90) days' written notice before the effective date of withdrawal and surrendering his or her voting trust certificates to the Trustee. The Trustee shall deliver the withdrawn shares properly endorsed for transfer as in the case of termination under Paragraph 4 above.

     7. NOTICES, DIVIDENDS, AND DISTRIBUTIONS. The Trustee shall promptly forward copies of all notices, reports, statements, and other communications received from the Corporation to the Certificate Holders, indicating the date of receipt. The Trustees shall promptly distribute all dividends and other distributions received from the Corporation to the Certificate Holders in proportion to their respective interests. If any dividend or stock split consists of additional shares having voting rights, the Trustee shall hold these shares in trust subject to the terms of this Agreement, and if appropriate, shall issue new voting trust certificates, representing the additional shares, to the Certificate Holders in proportion to their respective interests.

     8. REPRESENTATION BY COUNSEL. Each of the Parties has been represented by counsel in entering into this Agreement. Each of the Parties affirms to the other that it has consulted and discussed the provisions of this Agreement with its counsel and fully understands the legal effect to each such provision. THE DRAFTER OF THIS DOCUMENT SOLELY REPRESENTS THE CORPORATION, DOES NOT REPRESENT EITHER THE TRUSTEE NOR ANY CERTIFICATE HOLDER HEREUNDER, AND DOES NOT OPINE NOR RENDER ANY OPINION AS TO THE EFFICACY, TAX EFFECT, OR ANY OTHER MATTER ASSOCIATED WITH THE EXECUTION HEREOF. ALL PARTIES ARE ADVISED AND URGED TO SEEK INDEPENDENT LEGAL COUNSEL PRIOR TO EXECUTION HEREOF.

     Dated:  May 1, 1997.

                              TRUSTEE


                              -----------------------------------
                              Delia O'Donnell
                              13553 Poway Road, #1506
                              Poway, California  92064

                       CERTIFICATE HOLDERS

                     Number of Shares   Percentage of
Signature             of Corporation     Outstanding      Address
---------            ----------------   -------------   ------------


                         785.9375           62.875
Delia O'Donnell


                         128.125            10.25
Alan Anderson


                          37.5               3.00
Brian P. O'Donnell


                          37.5               3.00
Lisa Bernet


                          37.5               3.00
Arthur Haesche


                          37.5               3.00
David Huscher


                          25                 2.00
Gerald Zoarski


                          18.75              1.50
Richelle Lambert


                          12.5               1.00
William Palumbo


                          12.5               1.00
[], for
Bruce's Truck Stops, Inc.

                     Number of Shares   Percentage of
Signature             of Corporation     Outstanding      Address
---------            ---------------    -------------   -----------


                          12.5               1.00
Joyce Mitstifer


                          12.5               1.00
Douglas Pratt


                          12.5               1.00
Deanna O'Donnell


                          12.5               1.00
[], for
C & B Investments


                          12.5               1.00
James T. Underwood


                          12.5               1.00
Roland McKenzie


                           6.25              0.50
Ray Pratt


                           6.25              0.50
Mark Leone


                           6.25              0.50
Robert Candee


                           6.25              0.50
Thomas P. Underwood

                     Number of Shares   Percentage of
Signature             of Corporation     Outstanding      Address
---------            ----------------   -------------    ---------



                           6.25              0.50
Florence Bush


                           6.25              0.50
[] DeMarsilis


                           3.25              0.25
Kathy V. Caruthers


                           1.5625            0.13
Blanche Brown

                            EXHIBIT A


            Nationwide Transportation Products, Inc.

                    VOTING TRUST CERTIFICATE

CERTIFICATE NO. ______                               ____  SHARES

This certifies that the undersigned Trustee has received a certificate(s) for shares of common stock of Nationwide
Transportation Products, Inc. ("Corporation") on account and for the benefit of:

[name of shareholder] (Shareholder)

and that the Trustee holds these shares subject to the terms and conditions of a voting trust agreement (the "Agreement") dated May 1, 1997, between, inter alia, Shareholder, who owns shares of stock in the Corporation, and the undersigned ("Trustee"). This certificate is Exhibit A to the Agreement. A copy of the Agreement is on file with the secretary of the Corporation.

     1. During the term of the Agreement, the Trustees shall be entitled to vote the shares covered by this certificate and to exercise those rights, privileges, and powers of shareholders as provided in the Agreement.

     2. During the term of the Agreement, the Shareholders shall be entitled to all the benefits of the Agreement, and shall be subject to the terms and conditions arising from the issuance of their shares with the Trustee in accordance with the Agreement.

     3. This certificate has been issued under an exemption from the registration provisions of the Securities Act of 1933, as amended, and applicable state law. This certificate may not be sold or transferred absent registration or compliance with an applicable exemption.

     4. Upon termination of the Agreement, and subject to the terms and conditions of the Agreement, the Trustee shall deliver to the Certificate Holders properly endorsed share certificates representing the number of shares owned by each Certificate Holder, and the Certificate Holders shall surrender their voting trust certificates to the Trustees, properly endorsed, together with payment of a sum sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificates.



Dated:_______________________           ________________________
                                        Delia O'Donnell, Trustee